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                                                                   EXHIBIT 99.01

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES
                          OPERATING SEGMENT INFORMATION

  SALES REVENUE CHANGE, VOLUME EFFECT, PRICE EFFECT AND INTERDIVISIONAL EFFECT

                                                                               THIRD QUARTER 2002
                                                               ---------------------------------------------
                                                                                CHANGE IN REVENUE DUE TO
                                                                            --------------------------------
                                                                                                    INTER-
                                                                REVENUE     VOLUME      PRICE     DIVISIONAL
                                                               % CHANGE     EFFECT      EFFECT      EFFECT
                                                               --------     ------      ------    ----------
Eastman Division Segments:
    Coatings, Adhesives, Specialty Polymers, and Inks              (1)%       (4)%        (3)%         4%
    Performance Chemicals and Intermediates                        42%         8%         (7)%        39%
    Specialty Plastics                                             16%         7%         (5)%        13%
                                                                  ---        ---        ----         ---
        Total                                                      16%         2%         (5)%        17%
                                                                  ===        ===        ====         ===
Voridian Division Segments:
    Polymers                                                        3%         9%        (13)%         4%
    Fibers                                                         19%        15%          0 %        11%
                                                                  ---        ---        ----         ---
        Total                                                       7%        11%         (9)%         6%
                                                                  ===        ===        ====         ===
Total Eastman Chemical Company                                      0%         5%         (7)%
                                                                  ===        ===        ====

                                                                               FIRST NINE MONTHS, 2002
                                                                  -----------------------------------------------
                                                                                    CHANGE IN REVENUE DUE TO
                                                                                ---------------------------------
                                                                                                          INTER-
                                                                  REVENUE       VOLUME       PRICE      DIVISIONAL
                                                                  % CHANGE      EFFECT       EFFECT        EFFECT
                                                                  --------      ------       ------     ----------
Eastman Division Segments:
    Coatings, Adhesives, Specialty Polymers, and Inks                 7%           6%           (3)%           4%
    Performance Chemicals and Intermediates                          30%           8%           (8)%          35%
    Specialty Plastics                                                7%          (2)%          (3)%          12%
                                                                    ---          ---          ----          ----
        Total                                                        15%           5%           (5)%          16%
                                                                    ===          ===          ====          ====
Voridian Division Segments:
    Polymers                                                         (5)%          8%          (16)%           4%
    Fibers                                                           17%          16%           (2)%          12%
                                                                    ---          ---          ----          ----
        Total                                                         1%          10%          (12)%           6%
                                                                    ===          ===          ====          ====
Total Eastman Chemical Company                                       (3)%          7%           (8)%
                                                                    ===          ===          ====

Factors affecting the change in sales revenue include sales volumes, selling prices, interdivisional transactions, product mix and foreign currency exchange rates. The impact of some of the most significant factors is presented above.


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